Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-284538

Underlier Supplement (ETFs) No. 2 to the Prospectus and the Prospectus Supplement, each as may be amended from time to time, that form a part of Registration Statement No. 333-284538

GS Finance Corp.

Medium-Term Notes, Series F

Warrants, Series G

guaranteed by

The Goldman Sachs Group, Inc.

Underlier Supplement (ETFs)

Securities Linked to the Performance of One or More Exchange-Traded Funds

GS Finance Corp. may from time to time offer and sell notes or warrants (which we refer to collectively as securities), the payments and performance of which will be linked to the performance of one or more exchange-traded funds. We refer to these exchange-traded funds as underliers.

The accompanying prospectus and the accompanying prospectus supplement, each as may be amended from time to time, that form a part of Registration Statement No. 333-284538 describe some of the terms that may apply generally to the securities, including any securities you purchase. A separate pricing supplement, which we refer to as the applicable pricing supplement and, if specified in the applicable pricing supplement, a separate product supplement, which we refer to as the applicable product supplement, and, if specified in the applicable pricing supplement, a separate general terms supplement, which we refer to as the applicable general terms supplement, will describe additional terms that apply to your securities. The applicable pricing supplement will identify whether any of the underliers described herein will be used to calculate a return on your securities. If the description in the applicable pricing supplement of any underlier to which your securities are linked is inconsistent with the description herein, the description of the underlier in the applicable pricing supplement is controlling.

This underlier supplement (ETFs) no. 2 contains the following:

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Certain underlier risks applicable to the securities. You should read these risks in conjunction with the risks described in the applicable pricing supplement, the applicable product supplement, if any, the applicable general terms supplement, if any, the accompanying prospectus supplement and the accompanying prospectus.
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A description of the following underliers to which your securities may be linked:
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Financial Select Sector SPDR® Fund
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iShares® MSCI EAFE ETF
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iShares® MSCI Emerging Markets ETF
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iShares® Russell 1000 Value ETF
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SPDR® S&P 500® ETF Trust
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SPDR® S&P® Biotech ETF
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SPDR® S&P® Oil & Gas Exploration & Production ETF

Your investment in the securities involves certain risks. See “Additional Risk Factors Specific to the Securities” beginning on page S-2 to read about investment risks relating to the securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this underlier supplement (ETFs) no. 2, the applicable pricing supplement, the applicable product supplement, if any, the applicable general terms supplement, if any, the accompanying prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

GS Finance Corp. may use this underlier supplement (ETFs) no. 2 in the initial sale of the securities. In addition, Goldman Sachs & Co. LLC (GS&Co.), or any other affiliate of GS Finance Corp., may use this underlier supplement (ETFs) no. 2 in a market-making transaction in a security after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this underlier supplement (ETFs) no. 2 is being used in a market-making transaction.

Goldman Sachs & Co. LLC

Underlier Supplement (ETFs) No. 2 dated February 14, 2025.

Additional Risk Factors Specific to the SECURITIES

In this underlier supplement (ETFs) no. 2, when we refer to a “security” we mean a security linked to one of the underliers specified herein unless the context requires otherwise. Please note that in this underlier supplement (ETFs) no. 2, references to “GS Finance Corp.”, “we”, “our” and “us” refer only to GS Finance Corp. and do not include its consolidated subsidiaries or affiliates. Also, references to “The Goldman Sachs Group, Inc.”, our ultimate parent company, refer only to The Goldman Sachs Group, Inc. and do not include its consolidated subsidiaries, while references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. References to “holders” mean those who own securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in securities registered in street name or in securities issued in book-entry form through The Depository Trust Company (“DTC”).

An investment in your securities is subject to the risks described below as well as the risks and considerations described in the applicable pricing supplement, the applicable product supplement, if any, the applicable general terms supplement, if any, the accompanying prospectus supplement and the accompanying prospectus. Your securities are a riskier investment than ordinary debt securities. Also, your securities are not equivalent to investing directly in the underlier stocks, i.e., with respect to an underlier to which your securities are linked, the stocks comprising such underlier. You should carefully consider whether the offered securities are appropriate given your particular circumstances.

Risks Relating to Securities Linked to Underliers

The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Securities

The original issue price for your securities exceeds the estimated value of your securities as of the time the terms of your securities are set on the trade date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the trade date will be set forth under “Estimated Value of Your Securities” in the applicable pricing supplement; after the trade date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. If specified in the applicable pricing supplement, the price at which GS&Co. would initially buy or sell your securities (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your securities as determined by reference to these models. If specified in the applicable pricing supplement, as agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Securities” in the applicable pricing supplement) will decline to zero on a straight line basis over the period from the date thereof through the applicable date set forth under “Estimated Value of Your Securities” in the applicable pricing supplement. Thereafter, if GS&Co. buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your securities at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your securities as of the time the terms of your securities are set on the trade date, as disclosed under “Estimated Value of Your Securities” in the applicable pricing supplement, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your securities determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your securities as of the time the terms of your securities are set on the trade date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the securities, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your securities. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured security with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your securities.

In addition to the factors discussed above, the value and quoted price of your securities at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the securities, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your securities, including the price you may receive for your securities in any market making transaction. To the extent that GS&Co. makes a market in the securities, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured securities (and, if applicable, subject to the declining excess amount described above).

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your securities at any price and, in this regard, GS&Co. is not obligated to make a market in the securities. See “— Your Securities May Not Have an Active Trading Market” below.

Your Securities Are Subject to the Credit Risk of GS Finance Corp., as Issuer, and the Credit Risk of The Goldman Sachs Group, Inc., as Guarantor

Although the return on the securities will be based on the performance of one or more underliers, the payment of any amount due on the securities is subject to the credit risk of GS Finance Corp., as issuer of the securities, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the securities. The securities are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the securities, to pay all amounts due on the securities, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of Notes We May Offer — How the Notes Rank Against Other Debt” or “Description of Warrants We May Offer — How the Warrants Rank Against Other Debt”, as applicable, in the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” or “Description of Warrants We May Offer — Guarantee by The Goldman Sachs Group, Inc.”, as applicable, in the accompanying prospectus.

The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors

The following factors, among others, many of which are beyond our control, may influence the market value of your securities:

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the volatility — i.e., the frequency and magnitude of changes — of the values of the underlier or underliers;
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whether your securities are linked to one or more underliers;
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the level of the underlier or underliers to which your securities are linked;
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the dividend rates of the underlier stocks;
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economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the underlier stocks, as applicable, and which may affect the closing level of the underlier or underliers;
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interest rates and yield rates in the market;
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the time remaining until your securities mature; and
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our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your securities may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in securities with longer dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors may influence the market value of your securities if you sell your securities before maturity, including the price you may receive for your securities in any market making transaction. If you sell your securities prior to maturity, you may receive less than the face amount of your securities. You cannot predict the future performance of the applicable underlier or underliers based on their historical performance.

If the Value of an Underlier Changes, the Market Value of Your Securities May Not Change in the Same Manner

Your securities may trade quite differently from the performance of the applicable underlier or underliers. Changes in the values of the underlier or underliers may not result in a comparable change in the market value of your securities. We discuss some of the reasons for this disparity under “ — The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” above.

The Return on Your Securities Will Not Reflect Any Dividends Paid on an Underlier, or Any Underlier Stock, as Applicable

The return on your securities will not reflect the return you would realize if you actually owned the underlier and received the distributions paid on the shares of such underlier. You will not receive any dividends that may be paid on any of the underlier stocks by the issuers of the underlier stocks or on the shares of such underlier. See “—You Have No Shareholder Rights or Rights to Receive Any Shares of an Underlier or Any Underlier Stock, as Applicable” below for additional information.

You Have No Shareholder Rights or Rights to Receive Any Shares of an Underlier or Any Underlier Stock, as Applicable

Investing in your securities will not make you a holder of any shares of an underlier or the underlier stocks, as applicable. Neither you nor any other holder or owner of your securities will have any rights with respect to the underlier or the underlier stocks, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the underlier or the underlier stocks or any other rights of a holder of any shares of an underlier or the underlier stocks, as applicable. Your securities will be paid in cash, and you will have no right to receive delivery of any shares of the underlier or the underlier stocks, as applicable.

Past Performance is No Guide to Future Performance

The actual performance of the underlier or underliers over the life of the securities, as well as the amount payable on your securities, may bear little relation to the historical closing levels of the underlier or underliers set forth in the applicable pricing supplement or to the hypothetical return examples set forth in the applicable product supplement, if any, and the applicable pricing supplement. We cannot predict the future performance of the underlier or underliers.

If Your Securities Are Linked to Certain Types of Underliers, Your Investment in the Securities May Be Subject to Concentration Risks

The underlier stocks may be stocks of companies representing a particular market sector, a particular geographic region or some other sector. As a result, your investment in the securities may be concentrated in a single sector. Although your investment in the securities will not result in the ownership or other direct interest in the underlier stocks, if the underlier stocks are concentrated in this manner, the return on your investment in the securities will be subject to certain risks similar to those associated with direct equity investments in the market, geographic region or sector represented by the relevant underlier stocks.

You Will Have Limited Anti-dilution Protection

GS&Co., as calculation agent for your securities, may adjust the underlier or the closing level of such underlier, as applicable, for certain events that may affect the underlier or underliers, but only in the situations we describe in “Anti-dilution Adjustments for Exchange-Traded Funds” in any applicable product supplement, any applicable general terms supplement or the applicable pricing supplement. The calculation agent will not be required to make an adjustment for every event that may affect an underlier and will have broad discretion to determine whether and to what extent an adjustment is required.

The Value of the Shares of a Passively-Managed Underlier May Not Track the Level of the Index Underlying the Underlier

Although the trading characteristics and valuations of shares of a passively-managed underlier will usually mirror the characteristics and valuations of its underlying index, the value of the shares of such underlier may not closely track the level of its underlying index. The value of a share of an underlier may reflect transaction costs and fees incurred or imposed by the issuer of the underlier that are not included in the calculation of its underlying index. Additionally, because the underlier may not actually hold all of the stocks that comprise its underlying index, but may invest in a representative sample of securities which have a similar investment profile as the stocks that comprise its underlying index, and may hold investments that are not included in its underlying index, the underlier may not fully replicate the performance of its underlying index.

The Policies of the Underlier’s Investment Advisor and the Sponsor of Its Underlying Index and Changes that Affect the Underlier, or the Underlying Index Tracked By Such Underlier, Could Affect the Amount Payable on Your Securities and Their Market Value

The policies of the applicable investment advisor concerning the underlier, the method by which such underlier attempts to track its underlying index, the investment objective, the other investment policies of the investment advisor, and similar matters could affect the level of the such underlier and, therefore, the amount payable on your securities and the market value of your securities. If events such as these occur, the calculation agent — which initially will be GS&Co., our affiliate — may determine the underlier or underlier levels — and thus the amount payable on your securities — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the underlier levels on any trading day and the amount payable on your securities more fully under “Discontinuance or Modification of an Underlier” and “Anti-dilution Adjustments for Exchange-Traded Funds” in any applicable product supplement, any applicable general terms supplement or the applicable pricing supplement.

In addition, the sponsor of the underlier’s underlying index owns the underlying index and is responsible for the design and maintenance of the underlying index. The policies of the sponsor of the underlying index concerning the calculation of the underlying index, including decisions regarding the addition, deletion or substitution of the equity securities included in the underlying index, could affect the level of the underlying index and, therefore, the amount payable on your securities and the market value of your securities.

There is No Assurance That an Active Trading Market Will Continue for the Underlier or That There Will Be Liquidity in Any Such Trading Market; Further, the Underlier is Subject to Management Risks, Securities Lending Risks and Custody Risks

There are risks associated with each underlier. Although all of the shares of the underlier and a number of similar products have been listed for trading on securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the underlier or that there will be liquidity in any such trading market.

In addition, each underlier is subject to management risk, which is the risk that the underlier investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. In addition, the investment advisor may be permitted to engage in securities lending with respect to a portion of the underlier's total assets, which could subject the underlier to the risk that the borrower of such loaned securities fails to return the securities in a timely manner or at all.

In addition, each underlier is subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories. If your securities are linked to an underlier that is an underlier which is listed or has underlier stocks listed in a country that may be considered to be a country with an emerging market, low trading volumes and volatile prices in less developed markets make trades harder to complete and settle, and governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country’s securities market is, the greater the likelihood of custody problems.

Further, each underlier is subject to listing standards adopted by the securities exchange on which it is listed for trading. There can be no assurance that the underlier will continue to meet the applicable listing requirements, or that the underlier will not be delisted.

Except to the Extent that the Common Stock of The Goldman Sachs Group, Inc. Is One of the Common Stocks Held by an Underlier and One of the Common Stocks that Comprise Its Underlying Index, and Except to the Extent that GS&Co. and One or More of Our Other Affiliates Act as Authorized Participants in the Distribution of, and, at Any Time, May Hold, Shares of, an Underlier to Which Your Securities Are Linked, There Is No Affiliation Between the Investment Advisor of Such Underlier or the Sponsor of Its Underlying Index and Us

The common stock of The Goldman Sachs Group, Inc. is one of the underlier stocks comprising the S&P 500® Index and is one of the common stocks currently held by the SPDR® S&P 500® ETF Trust. In addition, GS&Co. and one or more of our other affiliates may act, from time to time, as authorized participants in the distribution of shares of any underlier, and, at any time, may hold shares of the underlier. Unless otherwise disclosed in the applicable pricing supplement, Goldman Sachs is not otherwise affiliated with the investment advisor of the underlier, the sponsor of its underlying index or the issuers of the underlier stocks. Our affiliates may currently or from time to time in the future engage in business with the investment advisor of the underlier, the sponsor of its underlying index or the issuers of the underlier stocks. Nevertheless, neither we nor any of our affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to the underlier, its underlying index or the issuers of the underlier stocks. You, as an investor in your securities, should make your own investigation into each underlier, its underlying index and the issuers of the underlier stocks.

Neither the investment advisor of the underlier nor the issuer of any other underlier stock is involved in the offering of your securities in any way and none of them have any obligation of any sort with respect to your securities. Neither the underlier investment advisor nor the issuer of any underlier stock has any obligation to take your interests into consideration for any reason, including in taking any corporate actions that might affect the market value of your securities.

Additional Risks Relating to Securities Linked to Underliers That Contain Foreign Stocks

If Your Securities Are Linked to Underliers That Are Comprised of Underlier Stocks Denominated in Non-U.S. Dollar Currencies and Such Underlier Stocks Are Adjusted to Reflect Their U.S. Dollar Value, Your Securities Will Be Subject to Foreign Currency Exchange Rate Risk

Your securities may be linked to one or more underliers which hold underlier stocks that are denominated in non-U.S. dollar currencies. If specified in the applicable pricing supplement, the value of the underlier stocks held by an underlier that are denominated in non-U.S. dollar currencies will be adjusted to reflect their U.S. dollar value by converting the level of such underlier stocks from the non-U.S. dollar underlying currency to U.S. dollars. Consequently, if the value of the U.S. dollar strengthens against the non-U.S. dollar currency in which an underlier stock is denominated, you may lose a significant part of your investment in the securities, even if the value of such underlier stock increases over the life of your securities.

Foreign currency exchange rates vary over time, and may vary considerably during the life of your securities. Changes in a particular exchange rate result from the interaction of many factors directly or indirectly affecting economic and political conditions. Of particular importance are:

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rates of inflation;
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interest rate levels;
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the balance of payments among countries;
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the extent of government surpluses or deficits in the relevant foreign country and the United States; and
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other financial, economic, military, public health and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the relevant foreign countries and the U.S. and other countries important to international trade and finance.

The price of the securities and any payment on the securities could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad with respect to the underlier or underliers or other de facto restrictions on the repatriation of U.S. dollars.

Even Though Currencies Trade Around-The-Clock, Your Securities Will Not

Your securities may be linked to one or more underliers which hold underlier stocks that are denominated in non-U.S. dollar currencies and adjusted to reflect their U.S. dollar value. The interbank market in foreign currencies is a global, around-the-clock market. Therefore, the hours of trading for your securities, if any trading market develops, will not conform to the hours during which the currencies in which the underlier stocks of such underlier trade. Significant price and rate movements may take place in the underlying foreign currency exchange markets that will not be reflected immediately in the price of your securities. The possibility of these movements should be taken into account in relating the value of your securities to those in the underlying foreign currency exchange markets. There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the underlier or underliers used to calculate the amount payable on your securities. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign currency exchange markets.

If Your Securities Are Linked to Underliers That Are Comprised of Underlier Stocks Denominated in Non-U.S. Dollars or the Underlier Stocks of Which Trade in Foreign Currencies and Such Underlier Stocks Are Adjusted to Reflect Their U.S. Dollar Value, Intervention in the Foreign Currency Exchange Markets by the Countries Issuing Any Underlying Currency Could Materially and Adversely Affect the Value of Your Securities

Specific foreign currencies’ exchange rates are volatile and are affected by numerous factors specific to each foreign country. Foreign currency exchange rates can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government, or left to float freely. Governments, including those issuing the currencies in which the underlier stocks are denominated or in which underlier stocks of the underlier trade, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. Currency developments may occur in any of the countries issuing the currencies in which the underliers are denominated or in which underlier stocks of the underlier trade to which your securities are linked. Often, these currency developments impact foreign currency exchange rates in ways that cannot be predicted.

Governments may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing securities linked to underliers that convert the currencies in which non-U.S. dollar underlier stocks trade is that their liquidity, trading value and payment amount could be affected by the actions of sovereign governments that could change or interfere with previously freely determined currency valuations, fluctuations in response to other market forces and the movement of currencies across borders.

The calculation agent is not obligated to make any offsetting adjustment or change in the event of any other devaluation or revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting any underliers which hold underlier stocks that are denominated in a non-U.S. dollar currency or that convert the currencies in which non-U.S. dollar underlier stocks trade.

If the applicable pricing supplement specifies that you are exposed to foreign currency risk (because a U.S. dollar-denominated underlier itself converts the prices of underlier stocks that trade in foreign currencies to their U.S. dollar equivalents, or otherwise), a weakening in the exchange rate of any such foreign currency relative to the U.S. dollar may have a material adverse effect on the value of your securities and the return on an investment in your securities.

If Your Securities Are Linked to Underliers That Are Comprised of Underlier Stocks Denominated in Non-U.S. Dollars or the Underlier Stocks of Which Trade in Foreign Currencies and Such Underliers Are Adjusted to Reflect Their U.S. Dollar Value, Suspensions or Disruptions of Market Trading in One or More Foreign Currencies May Adversely Affect the Value of Your Securities

The foreign currency exchange markets are subject to temporary distortions or other disruptions due to various factors, including government regulation and intervention, the lack of liquidity in the markets and the participation of speculators. If the applicable pricing supplement specifies that you are exposed to foreign currency risk (because a U.S. dollar-denominated underlier itself converts the prices of its underlier stocks that trade in foreign currencies to their U.S. dollar equivalents, or otherwise), these circumstances could adversely affect the relevant foreign currency exchange rates and, therefore, the value of your securities.

If Your Securities Are Linked to Underliers That Are Comprised of Underlier Stocks Which Are Traded in Foreign Currencies But Are Not Adjusted to Reflect Their U.S. Dollar Value, the Return on Your Securities Will Not Be Adjusted for Changes in the Foreign Currency Exchange Rate

If your securities are linked to one or more underliers whose underlier stocks are traded in foreign currencies but are not adjusted to reflect their U.S. dollar value, the amount payable on your securities will not be adjusted for changes in the applicable foreign currency/U.S. dollar exchange rates. The amount payable on your securities will be based solely upon the overall change in the level of the applicable underlier or underliers. Changes in foreign currency exchange rates, however, may reflect changes in the economy of the foreign countries in which the underlier stocks are listed that, in turn, may affect the levels of the applicable underlier or underliers.

If Your Securities Are Linked to Underliers Which Have Underlier Stocks Listed or Located Outside the United States, Your Investment in the Securities Will Be Subject to Risks Associated with Foreign Securities Markets

Your securities may be linked to one or more underliers which have underlier stocks that have their primary listing on an exchange located outside the U.S. or may include stocks issued by foreign companies. Investments linked to the value of foreign equity securities involve particular risks. Any foreign securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission. Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country's geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government's economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. For example, the United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effects of Brexit are uncertain, and, among other things, Brexit has contributed, and may continue to contribute, to volatility in the prices of securities of companies located in Europe (or elsewhere) and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

Because foreign exchanges may be open on days when an underlier is not traded, the value of the securities underlying the underlier may change on days when shareholders will not be able to purchase or sell shares of the underlier. This could result in premiums or discounts to the underlier’s net asset value that may be greater than those experienced by an underlier that does not hold foreign assets.

Some underliers may have underlier stocks that have their primary listing in a country that may be considered to be a country with an emerging market. Countries with emerging markets may have relatively less stable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. It will also likely be more costly and difficult for the underlier’s investment advisor to enforce the laws or regulations of a foreign country or trading facility, and it is possible that the foreign country or trading facility may not have laws or regulations which adequately protect the rights and interests of investors in the stocks included in the underlier.

Government Regulatory Action, Including Legislative Acts and Executive Orders, Could Result in Material Changes to the Composition of an Underlier with Underlier Stocks from One or More Foreign Securities Markets and Could Negatively Affect Your Investment in Your Securities

Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of an underlier with underlier stocks from one or more foreign securities markets and could negatively affect your investment in your securities in a variety of ways, depending on the nature of such government regulatory action and the underlier stocks that are affected. For example, recent executive orders issued by the United States Government prohibit United States persons from purchasing or selling publicly traded securities of certain companies that are determined to operate or have operated in the defense and related materiel sector or the surveillance technology sector of the economy of the People’s Republic of China, or publicly traded securities that are derivative of, or that are designed to provide investment exposure to, those securities (including indexed securities). If the prohibitions in those executive orders (or prohibitions under other government regulatory action) become applicable to underlier stocks that are currently included in an underlier or that in the future are included in an underlier, such underlier stocks may be removed from an underlier. If government regulatory action results in the removal of underlier stocks that have (or historically have had) significant weight in an underlier, such removal could have a material and negative effect on the level of such underlier and, therefore, your investment in your securities. Similarly, if underlier stocks that are subject to those executive orders or subject to other government regulatory action are not removed from an underlier, the value of your securities could be materially and negatively affected, and transactions in, or holdings of, your securities may become prohibited under United States law. Any failure to remove such underlier stocks from an underlier could result in the loss of a significant portion or all of your investment in your securities, including if you attempt to divest your securities at a time when the value of your securities has declined.

Additional Risks Relating to Securities Linked to the iShares® Russell 1000 Value ETF

There Is No Guarantee That the Methodology of the Index that the iShares® Russell 1000 Value ETF Tracks Will Be Successful

The iShares® Russell 1000 Value ETF seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the Russell 1000® Value Index. The Russell 1000® Value Index is composed of large- and mid-capitalization U.S. equities and is predominantly comprised of value stocks, meaning stocks issued by companies thought to be undervalued by the market relative to comparable companies. There is no guarantee that the iShares® Russell 1000 Value ETF will outperform any other exchange-traded fund or any index or strategy that tracks U.S. small capitalization stocks selected using other criteria. Stocks that are considered to be value oriented may have lower growth potential than other securities, which may cause the price of the iShares® Russell 1000 Value ETF to decrease over the term of the securities. Accordingly, the investment strategy represented by the iShares® Russell 1000 Value ETF may not be successful, and your investment in the securities may result in a loss. An investment in the securities may also underperform an investment linked to the Russell 1000® Index as a whole.

THE UNDERLIERS

Financial Select Sector SPDR® Fund

The shares of the Financial Select Sector SPDR® Fund (the “underlier”) are issued by a series of the Select Sector SPDR® Trust (the “trust”), a registered investment company.

•
The underlier is an exchange-traded fund that seeks investment results that, before expenses, correspond generally to the price and yield performance of the Financial Select Sector Index (the “index”). The index includes companies in the S&P 500® Index that have been identified as Financial companies by the Global Industry Classification Standard, including securities of companies from the following industries: diversified financial services; insurance; banks; capital markets; mortgage real estate investment trusts; consumer finance; and thrifts and mortgage finance. The S&P 500® Index is a well-known, broad-based securities market index that includes common stocks of approximately 500 companies from a number of sectors representing a significant portion of the market value of all stocks publicly traded in the United States.
•
The return on your securities is linked to the performance of the underlier, and not to that of the index on which the underlier is based. The performance of the underlier may significantly diverge from that of its index.
•
The underlier’s investment advisor is SSGA Funds Management, Inc.
•
The underlier's shares trade on the NYSE Arca under the ticker symbol “XLF”.
•
The trust’s SEC CIK Number is 0001064641.
•
The underlier’s inception date was December 16, 1998.

Where Information About the Underlier Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a web site maintained by the SEC. The address of the SEC’s web site is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above.

In addition, information regarding the underlier (including its fees, top ten holdings and weights and sector weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the underlier’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this underlier supplement (ETFs) no. 2.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Underlier From the Trust’s Publicly Available Information

We have derived all information about the underlier in this underlier supplement (ETFs) no. 2 from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlier in connection with the offering of your security. Furthermore, we do not know whether all events occurring before the date of this pricing supplement – including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading prices of shares of the underlier – have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlier could affect the value you will receive at maturity and, therefore, the market value of your securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the underlier. As an investor in a security, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a security.

iShares® MSCI EAFE ETF

The shares of the iShares® MSCI EAFE ETF (the “underlier”) are issued by iShares® Trust (the “trust”), a registered investment company.

•
The underlier is an exchange-traded fund that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE Index (the “index”). The index is designed to measure large- and mid-capitalization equity market performance of developed markets outside of the U.S. and Canada.
•
The return on your securities is linked to the performance of the underlier, and not to that of the index on which the underlier is based. The underlier follows a strategy of “representative sampling,” which means the underlier’s holdings are not the same as those of its index. The performance of the underlier may significantly diverge from that of its index.
•
The underlier’s investment advisor is BlackRock Fund Advisors.
•
The underlier’s shares trade on the NYSE Arca under the ticker symbol “EFA”.
•
The trust’s SEC CIK Number is 0001100663.
•
The underlier’s inception date was August 14, 2001.

Where Information About the Underlier Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a web site maintained by the SEC. The address of the SEC’s web site is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above.

In addition, information regarding the underlier (including its fees, the top ten holdings and weights, sector weights and country weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the underlier’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this underlier supplement (ETFs) no. 2.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Underlier From the Trust’s Publicly Available Information

We have derived all information about the underlier in this underlier supplement (ETFs) no. 2 from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlier in connection with the offering of your security. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the underlier — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlier could affect the value you will receive at maturity and, therefore, the market value of your security.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the underlier. As an investor in a security, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a security.

iShares® MSCI Emerging Markets ETF

The shares of the iShares® MSCI Emerging Markets ETF (the “underlier”) are issued by iShares, Inc. (the “company”). The underlier is an exchange-traded fund that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index (the “index”). The index is designed to measure equity market performance in the global emerging markets.

•
The return on your securities is linked to the performance of the underlier, and not to that of the index on which the underlier is based. The underlier follows a strategy of “representative sampling,” which means the underlier’s holdings are not the same as those of its index. The performance of the underlier may significantly diverge from that of its index.
•
The underlier’s investment advisor is BlackRock Fund Advisors.
•
The underlier’s shares trade on the NYSE Arca under the ticker symbol “EEM”.
•
The company’s SEC CIK Number is 0000930667.
•
The underlier’s inception date was April 7, 2003.

Where Information About the Underlier Can Be Obtained

Information filed by the company with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a web site maintained by the SEC. The address of the SEC’s web site is sec.gov. Information filed with the SEC by the company, including its reports to shareholders, can be located by referencing its CIK number referred to above.

In addition, information regarding the underlier (including its fees, the top ten holdings and weights, sector weights and country weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the underlier’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this underlier supplement (ETFs) no. 2.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the company with the SEC.

We Obtained the Information About the Underlier From the Company’s Publicly Available Information

We have derived all information about the underlier in this underlier supplement (ETFs) no. 2 from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlier in connection with the offering of your security. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the underlier — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlier could affect the value you will receive at maturity and, therefore, the market value of your security.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier.

We or any of our affiliates may currently or from time to time engage in business with the company, including making loans to or equity investments in the company or providing advisory services to the company, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the company and, in addition, one or more of our affiliates may publish research reports about the underlier. As an investor in a security, you should undertake such independent investigation of the company as in your judgment is appropriate to make an informed decision with respect to an investment in a security.

iShares® Russell 1000 Value ETF

The shares of the iShares® Russell 1000 Value ETF (the “underlier”) are issued by iShares® Trust (the “trust”), a registered investment company.

•
The underlier is an exchange-traded fund that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the Russell 1000® Value Index (the “index”). The index measures the performance of large- and mid-capitalization value sectors of the U.S. equity market.
•
The return on your securities is linked to the performance of the underlier, and not to that of the index on which the underlier is based. The underlier follows a strategy of “representative sampling,” which means the underlier’s holdings are not the same as those of its index. The performance of the underlier may significantly diverge from that of its index.
•
The underlier’s investment advisor is BlackRock Fund Advisors.
•
The underlier’s shares trade on the NYSE Arca under the ticker symbol “IWD”.
•
The trust’s SEC CIK Number is 0001100663.
•
The underlier’s inception date was May 22, 2000.

Where Information About the Underlier Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above. In addition, information regarding the underlier (including its fees, top ten holdings and weights and sector weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the underlier’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this underlier supplement (ETFs) no. 2.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Underlier from the Trust’s Publicly Available Information

We have derived all information about the underlier in this underlier supplement (ETFs) no. 2 from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlier in connection with the offering of your security. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the underlier — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlier could affect the value you will receive at maturity and, therefore, the market value of your security.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the underlier. As an investor in a security, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a security.

SPDR® S&P 500® ETF Trust

The units of the SPDR® S&P 500® ETF Trust (the “underlier”) are issued by SPDR® S&P 500® ETF Trust (the “trust”), a unit investment trust that is a registered investment company.

●
The underlier is an exchange-traded fund that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the S&P 500® Index (the “index”). The index includes 500 selected companies listed on national stock exchanges and spanning a broad range of major industries.
●
The return on your securities is linked to the performance of the underlier, and not to that of the index on which the underlier is based. The performance of the underlier may significantly diverge from that of its index.
●
The underlier does not have an investment advisor. Its investments are adjusted by the trustee. The underlier’s trustee is State Street Global Advisors Trust Company.
●
The trust’s sponsor is PDR Services, LLC.
●
The underlier’s units trade on the NYSE Arca under the ticker symbol “SPY”.
●
The trust’s SEC CIK Number is 0000884394.
●
The inception date for purposes of the units was January 22, 1993.

Where Information About the Underlier Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above. In addition, information regarding the underlier (including its fees, top ten holdings and weights and sector weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the underlier’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this underlier supplement (ETFs) no. 2.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Underlier from the Trust’s Publicly Available Information

We have derived all information about the underlier in this underlier supplement (ETFs) no. 2 from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlier in connection with the offering of your security. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the underlier — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlier could affect the value you will receive at maturity and, therefore, the market value of your security.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the underlier. As an investor in a security, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a security.

SPDR® S&P® Biotech ETF

The shares of the SPDR® S&P® Biotech ETF (the “underlier”) are issued by the SPDR® Series Trust (the “trust”), a registered investment company.

•
The underlier is an exchange-traded fund that seeks investment results that, before fees and expenses, correspond generally to the total return performance of the S&P Biotechnology Select Industry Index (the “index”). The index represents the biotechnology segment of the S&P Total Market Index. The S&P Total Market Index is designed to track the broad U.S. equity market.
•
The return on your securities is linked to the performance of the underlier, and not to that of the index on which the underlier is based. The underlier follows a strategy of “representative sampling,” which means the underlier’s holdings are not the same as those of its index. The performance of the underlier may significantly diverge from that of its index.
•
The underlier’s investment advisor is SSGA Funds Management, Inc.
•
The underlier’s shares trade on the NYSE Arca under the ticker symbol “XBI”.
•
The trust’s SEC CIK Number is 0001064642.
•
The underlier’s inception date was January 31, 2006.

Where Information About the Underlier Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a web site maintained by the SEC. The address of the SEC’s web site is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above.

In addition, information regarding the underlier (including its fees, top ten holdings and weights and sector weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the underlier’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this underlier supplement (ETFs) no. 2.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Underlier From the Trust’s Publicly Available Information

We have derived all information about the underlier in this underlier supplement (ETFs) no. 2 from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlier in connection with the offering of your security. Furthermore, we do not know whether all events occurring before the date of this pricing supplement – including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading prices of shares of the underlier – have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlier could affect the value you will receive at maturity and, therefore, the market value of your securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the underlier. As an investor in a security, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a security.

SPDR® S&P® Oil & Gas Exploration & Production ETF

The shares of the SPDR® S&P® Oil & Gas Exploration & Production ETF (the “underlier”) are issued by the SPDR® Series Trust (the “trust”), a registered investment company.

•
The underlier is an exchange-traded fund that seeks investment results that, before fees and expenses, correspond generally to the total return performance of the S&P Oil & Gas Exploration & Production Select Industry Index (the “index”). The index represents the oil and gas exploration and production segment of the S&P Total Market Index. The S&P Total Market Index is designed to track the broad U.S. equity market.
•
The return on your securities is linked to the performance of the underlier, and not to that of the index on which the underlier is based. The underlier follows a strategy of “representative sampling,” which means the underlier’s holdings are not the same as those of its index. The performance of the underlier may significantly diverge from that of its index.
•
The underlier’s investment advisor is SSGA Funds Management, Inc.
•
The underlier’s shares trade on the NYSE Arca under the ticker symbol “XOP”.
•
The trust’s SEC CIK Number is 0001064642.
•
The underlier’s inception date was June 19, 2006.

Where Information About the Underlier Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a web site maintained by the SEC. The address of the SEC’s web site is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above.

In addition, information regarding the underlier (including its fees, top ten holdings and weights, sector weights and country weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the underlier’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this underlier supplement (ETFs) no. 2.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Underlier From the Trust’s Publicly Available Information

We have derived all information about the underlier in this underlier supplement (ETFs) no. 2 from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlier in connection with the offering of your security. Furthermore, we do not know whether all events occurring before the date of this pricing supplement – including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading prices of shares of the underlier – have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlier could affect the value you will receive at maturity and, therefore, the market value of your securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the underlier. As an investor in a security, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a security.

We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference in this underlier supplement (ETFs) no. 2, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. This underlier supplement (ETFs) no. 2 is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this underlier supplement (ETFs) no. 2, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

GS Finance Corp.

Medium-Term Notes, Series F

Warrants, Series G

guaranteed by

The Goldman Sachs Group, Inc.

Underlier Supplement (ETFs)

Securities Linked to the Performance of One or More Exchange-Traded Funds

Goldman Sachs & Co. LLC

TABLE OF CONTENTS

ETF Underlier Supplement No. 2
Page
Additional Risk Factors Specific to the Securities	S-2
The Underliers	S-10
Financial Select Sector SPDR® Fund	S-10
iShares® MSCI EAFE ETF	S-11
iShares® MSCI Emerging Markets ETF	S-12
iShares® Russell 1000 Value ETF	S-13
SPDR® S&P 500® ETF Trust	S-14
SPDR® S&P® Biotech ETF	S-15
SPDR® S&P® Oil & Gas Exploration & Production ETF	S-16